                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROBBINS & MYERS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ROBBINS & MYERS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                             ROBBINS & MYERS, INC.
                              1400 Kettering Tower
                               Dayton, Ohio 45423

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 13, 1995

                               ------------------

To the Shareholders of
  ROBBINS & MYERS, INC.:

     The Annual Meeting of Shareholders of Robbins & Myers, Inc. will be held at the Held Auditorium, Lower Level Conference Center, Kettering Tower, Second and Main Streets, Dayton, Ohio, on Wednesday, December 13, 1995, at 11:00 o'clock a.m., E.S.T., for the purpose of considering and voting upon:

          1. Election of four directors for a two-year term;

          2. Adoption of the 1995 Stock Option Plan for Non-Employee Directors;

          3. Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1996; and

          4. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders are requested to mark, date, sign and return the enclosed proxy in the envelope provided. Prompt response is helpful, and your cooperation will be appreciated.

                                              By Order of the Board of
                                              Directors,

                                                       JOSEPH M. RIGOT
                                                          Secretary

Dayton, Ohio
November 14, 1995

                             ROBBINS & MYERS, INC.
                              1400 Kettering Tower
                               Dayton, Ohio 45423
                               ------------------

            PROXY STATEMENT FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
                               ------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Robbins & Myers, Inc., an Ohio corporation (hereinafter the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on December 13, 1995 and any adjournments thereof. The Company has one class of shares outstanding, namely common shares, of which there were 5,222,571 outstanding at the close of business on October 24, 1995. The close of business on October 24, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and each such shareholder is entitled to one vote per share.

     All common shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or in open meeting but without affecting any vote previously taken.

     To constitute a quorum at the Annual Meeting, the presence, in person or by properly executed proxy, of the holders of one-third of the Company's outstanding shares is necessary for the election of directors and the presence of the holders of a majority of the outstanding shares is necessary for any other purpose. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

     This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about November 14, 1995.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into two classes, with one class being comprised of three directors and the other class being comprised of four directors. One class of directors is elected at each Annual Meeting of Shareholders for a term of two years.

     At the 1995 Annual Meeting, shareholders will elect four directors who will hold office until the Annual Meeting of Shareholders in 1997. The four persons who have been nominated by the Board of Directors are Robert J. Kegerreis, William D. Manning, Jr., Maynard H. Murch IV and John N. Taylor, Jr., all of whom are presently members of the Board and are nominated to succeed themselves.

     Under the statutes of Ohio, if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the meeting, that he desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman of the meeting or the Secretary of the Company or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate his voting power in the election of directors. Under cumulative voting, each shareholder is entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates.

     In the event that directors are elected by cumulative voting and the cumulated votes represented by proxies given to the Board of Directors are insufficient to elect all the nominees of the Board, then the Board's proxy agents will vote such proxies cumulatively for the election of as many of the nominees named below as possible, and in such order as the proxy agents may determine. The order in which proxies may be cumulated by the proxy agents will depend on a number of factors, including the number of directors that can be elected based upon the shares voted for the Board's nominees and the manner in which shareholders cumulate their votes in favor of particular candidates.

     Set forth below is certain information about the four nominees for election as directors and the directors whose terms of office continue after the 1995 Annual Meeting.

                  NOMINEES FOR TERM OF OFFICE EXPIRING IN 1997

ROBERT J. KEGERREIS, PH.D.                                   DIRECTOR SINCE 1972

     Dr. Kegerreis, 74, served as President of Wright State University from July 1973 to June 1985. He is currently a management consultant and has served as Executive Director of the Arts Center Foundation, Dayton, Ohio, since 1989. Dr. Kegerreis is a director of The Elder-Beerman Stores Corporation and Energy Innovations Inc.

MAYNARD H. MURCH IV                                          DIRECTOR SINCE 1977

     Mr. Murch, 51, has been Chairman of the Board of the Company since July 1979. He is President and Chief Executive Officer of Maynard H. Murch Co., Inc. (investments) which is managing general partner of M.H.M. & Co., Ltd. (investments). Since 1976, Mr. Murch has been Vice President of Parker/Hunter, Incorporated (dealer in securities), a successor firm to Murch and Co., Inc., a securities firm which Mr. Murch had been associated with since 1968. Mr. Murch is a director of United Screw and Bolt Corporation and Lumitex, Inc.

JOHN N. TAYLOR, JR.                                          DIRECTOR SINCE 1988

     Mr. Taylor, 60, has been Chairman and Chief Executive Officer since August 1986 and was President from October 1974 until August 1986 of Kurz-Kasch, Inc. (a manufacturer of custom thermoset plastics). He was also Chairman and Chief Executive Officer of Component Technology Corp. (a manufacturer of plastic-based assemblies) from 1982 to June 1989. Mr. Taylor is a director of LSI Industries, Inc.

WILLIAM D. MANNING, JR.                                DIRECTOR SINCE MARCH 1995

     Mr. Manning, 61, was Senior Vice President of The Lubrizol Corporation (industrial chemicals) from 1985 to his retirement in April 1994. He is currently a management consultant.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 1996

DANIEL W. DUVAL                                              DIRECTOR SINCE 1986

     Mr. Duval, 59, has been President and Chief Executive Officer of the Company since December 1986. He was President and Chief Operating Officer of Midland-Ross Corporation (a manufacturer of electrical, electronic and aerospace products and thermal systems) from July 1983 to 1986. Mr. Duval is a Director of Arrow Electronics, Inc. and National City Bank, Dayton, N.A.

THOMAS P. LOFTIS                                             DIRECTOR SINCE 1987

     Mr. Loftis, 51, has been engaged in commercial real estate development, brokerage and consulting with Midland Properties, Inc. since 1980. Mr. Loftis has been a general partner of M.H.M. & Co., Ltd. (investments) since 1986.

JEROME F. TATAR                                              DIRECTOR SINCE 1991

     Mr. Tatar, 48, has been Vice President - Operating Officer of The Mead Corporation (forest products) since July 1994. From November 1986 to July 1994, he was President of the Mead Fine Paper Division of The Mead Corporation.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     There were six meetings of the Board of Directors during fiscal 1995. The Board of Directors has two committees: the Audit Committee [comprised of Messrs. Taylor (Chairman), Loftis, and Kegerreis], which held two meetings in fiscal 1995, and the Compensation Committee [comprised of Messrs. Kegerreis (Chairman), Tatar and Manning], which held three meetings in fiscal 1995.

     The Audit Committee meets with Company personnel and with representatives of Ernst & Young LLP, the Company's independent auditors, to review internal auditing procedures, matters relating to the annual audit of the Company's financial statements, and compliance with the Company's Code of Business Conduct. The Committee reports its findings and recommendations to the Board of Directors.

     The Compensation Committee is responsible for developing and administering the Company's executive compensation policies and programs and for setting the compensation of executive officers. The Committee also acts in an advisory capacity to the Board of Directors in all matters relating to the creation, administration or modification of employee compensation policies and procedures.

     Directors who are not employees of the Company receive an annual stipend of $20,000 ($23,000 beginning in fiscal 1996) for services as a director. Directors who are also committee chairmen receive an additional $1,000 ($2,000 in fiscal
1996) per year. Under the Company's 1994 Directors Stock Compensation Plan, 50% of a non-employee director's compensation, unless a director elects otherwise, is paid to him in restricted shares of the Company. Restricted shares are issued on the first day of the Company's fiscal year and become no longer subject to any restrictions if the recipient is a director on the last day of the Company's fiscal year. All non-employee directors participated in such plan in fiscal 1995. The Company also has a Stock Option Plan for Non-Employee Directors, adopted by the Board on December 14, 1988, under which a maximum of 40,000 shares may be subject to options granted to non-employee directors. Under the plan, each non-employee director receives a 2,000 share option on the date he becomes a director and an additional 2,000 share option on the second anniversary of his election. The option price per share is equal to the fair market value of a share on the date the option is granted. The only option granted under the plan in fiscal 1995 was an option to purchase 2,000 shares at $21.00 per share granted to Mr. Manning on March 1, 1995. See Approval of 1995 Stock Option Plan for Non-Employee Directors.

     During fiscal 1995, each director attended all of the meetings of the Board of Directors and the committees on which he served, except one director was not available for one meeting.

BENEFICIAL OWNERSHIP REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10% of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 1994 through August 31, 1995 were met.

                               SECURITY OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is information as of October 24, 1995 concerning common shares of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group.

                                         NUMBER OF SHARES
                                           BENEFICIALLY
                                            OWNED AS OF        PERCENT OF
         INDIVIDUAL OR GROUP                10/24/95(1)          CLASS
-------------------------------------    -----------------     ----------
Daniel W. Duval......................          145,744             2.7%
Robert J. Kegerreis..................           11,820             (5)
Thomas P. Loftis.....................           21,116(2)          (5)
William D. Manning, Jr...............            3,605             (5)
Maynard H. Murch IV..................        1,506,291(3)         28.8%
Jerome F. Tatar......................            6,352             (5)
John N. Taylor, Jr...................           74,220(4)          1.4%
Gerald L. Connelly...................           11,400             (5)
George M. Walker.....................           59,340             1.1%
Directors and Executive Officers as a
  Group (11 persons).................        1,842,869            34.2%

---------------

(1) Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his household. Shares which a person may acquire within 60 days of October 24, 1995 are treated as "beneficially owned" and the number of such shares included in the table for each person were: Mr. Duval -- 103,750; Dr. Kegerreis -- 4,000; Mr. Loftis -- 4,000; Mr. Manning --2,000; Mr. Murch -- 4,000; Mr. Tatar -- 4,000; Mr.
    Taylor -- 4,000; Mr. Connelly -- 4,600; Mr. Walker -- 30,600; and directors and executive officers as a group -- 160,950.

(2) Includes 7,434 shares with respect to which Mr. Loftis has sole voting and shared investment power and 512 shares with respect to which he has shared voting and investment power.

(3) Includes 16,000 shares with respect to which Mr. Murch has sole voting and shared investment power and 1,459,866 shares beneficially owned by M.H.M. & Co., Ltd. See Footnote (1) in the following section.

(4) Includes 12,600 shares held of record in the name of K-K Realty Co., of which Mr. Taylor is the general partner.

(5) Less than 1%.

PRINCIPAL SHAREHOLDER

     Set forth below is certain information about the only person known by the Board of Directors of the Company to be a beneficial owner of more than 5% of the outstanding common shares of the Company as of October 24, 1995.

                                         NUMBER OF COMMON
                                       SHARES BENEFICIALLY
        NAME AND ADDRESS               OWNED AS OF 10/24/95         % OF CLASS
---------------------------------    ------------------------     ---------------
M.H.M. & Co., Ltd.                           1,459,866                  27.9%(1)
830 Hanna Building
Cleveland, Ohio 44115

---------------

(1) M.H.M. & Co., Ltd. is an Ohio limited partnership (the "Partnership"). Maynard H. Murch Co., Inc. is the managing general partner, and Thomas P. Loftis is the other general partner, of the Partnership. Partnership decisions with respect to the voting and disposition of Company shares are determined by Maynard H. Murch Co., Inc., whose board of directors is comprised of Maynard H. Murch IV and Robert B. Murch, who are brothers, and Creighton B. Murch, who is their first cousin.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for the development and administration of the Company's compensation policies and programs and for setting the compensation of executive officers. The Committee is comprised of three directors who are not present or past employees of the Company.

OBJECTIVES AND POLICIES

     The Committee seeks to:

        - Provide levels of total compensation that are competitive with comparable industrial companies;

        - Provide incentives for achievement of the Company's annual and long-term performance goals;

        - Reward both Company and individual performance;

        - Attract and retain key executives critical to the Company's long-term success; and

        - Align the interests of executives with those of shareholders.

     The key components of the executive compensation program utilized to achieve these objectives are salary, annual incentive awards, stock options, and restricted stock.

BASE SALARY

     The Company provides executive officers base salaries which are competitive in the marketplace based on survey information prepared for the Committee by independent compensation consultants. The salary structure is regularly adjusted to maintain a salary range slightly above the survey median. Salaries for each executive are annually reviewed by the Committee and may be adjusted at that time on the basis of changes in salary structure, Company financial performance, and individual performance.

ANNUAL INCENTIVE OPPORTUNITY

     The fiscal 1995 incentive plan provides for the payment of bonuses to executive officers contingent upon the achievement of pre-established financial targets and individual objectives. Financial targets are established for each fiscal year in support of the Company's annual business plan and are primarily based on targeted revenue growth, improved profitability and cash flow for the year. If such financial targets and individual objectives are accomplished or surpassed, executive officers will be eligible to receive target awards ranging from 30% to 60% of base salary depending upon their position level under the Hay Position Evaluation System. Actual awards can range from zero to two times the target award based on actual performance.

STOCK OPTIONS

     Under the Company's 1984 Long Term Incentive Plan, stock options may be granted to executive officers. Options are granted annually at the fair market value of the Company's shares on the date of grant, exercisable in three annual installments. The Committee determines the number of shares, if any, to be granted to each executive based on (i) the executive's ability to impact the Company's financial results; (ii) the executive's performance; and (iii) expectations of executive's future contributions.

1994 LONG TERM INCENTIVE STOCK PLAN

     The Committee, under the 1994 Long Term Incentive Plan, in 1993 made performance share awards to executive officers. An executive will actually earn his performance shares based on how favorably the total return on Company shares for the three-year performance period ending August 31, 1996 compares to total return of the Russell 2000 Company Group for the same period. No performance shares are earned unless the Company's total return for the performance period is at least equal to the median return for such period for companies included in the Russell 2000. Any performance shares earned at the end of the performance period are issued to the executive as restricted shares which the executive could forfeit if he left the employment of the Company within the next 24 months after issuance. The Russell 2000 is the index which the Company uses for comparison in the "Performance Graph" section of this proxy statement. The Committee employed Towers Perrin to assist in the development of the 1994 Long Term Incentive Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal 1995, Mr. Duval's base salary increased from $280,000 to $325,000. He also was awarded a fiscal 1995 annual incentive payment equal to 92% of his base salary. The Committee considered, in addition to his strong personal leadership, his contributions to the continued improvement in the Company's financial results, and, in particular, the successful integration of the acquisition of the process industries business units.

     During fiscal 1995 the Committee granted Mr. Duval options to purchase 13,500 common shares. This represents the normal annual grant under the 1994 Long Term Incentive Stock Plan. In determining the size of the award, the Committee evaluated the improvement in total shareholder return and accomplishments of major strategic objectives as well as Mr. Duval's potential for influencing future results. Consideration was also given to the relationship of previous grants and his total number of outstanding options.

     Through the use of annual incentive awards based primarily upon Company performance and restricted stock and stock option grants which become more valuable as the value of the Company's common shares increases, the Committee believes its compensation policies for executive officers, including the Chief Executive Officer, effectively tie executive compensation to the Company's performance and shareholder value.

                                              THE COMPENSATION COMMITTEE
                                                   ROBERT J. KEGERREIS, Chairman
                                                   WILLIAM D. MANNING, JR.
                                                   JEROME F. TATAR

                             EXECUTIVE COMPENSATION

     The following sections of this proxy statement set forth compensation information relating to the Chief Executive Officer and the only other executive officers of the Company at August 31, 1995 whose salary and bonus for the Company's fiscal year ended August 31, 1995 exceeded $100,000. All information is presented on a fiscal year basis.

SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                      -------------
                                             ANNUAL COMPENSATION        NUMBER OF
                                                                         SHARES
          NAME AND                          ---------------------      UNDERLYING          ALL OTHER
     PRINCIPAL POSITION           YEAR       SALARY       BONUS          OPTIONS        COMPENSATION(1)
-----------------------------    -------    --------     --------     -------------     ----------------
Daniel W. Duval,                  1995      $325,000     $300,000         13,500             $3,696
  President and Chief             1994       280,000      225,000         15,000              3,966
  Executive Officer               1993       265,018      130,000         15,000              3,598
Gerald L. Connelly,               1995      $210,000     $200,970          7,000             $4,538
  Vice President(2)               1994        34,000       66,500         18,000                 --
                                  1993            --           --             --                 --
George M. Walker,                 1995      $180,000     $130,000          5,000             $2,492
  Vice President and              1994       167,500      100,000          6,000              2,668
  Chief Financial Officer         1993       161,000       50,700          6,000              2,508

---------------

(1) All amounts presented are Company contributions under its Employee Savings Plan.

(2) Became an employee and executive officer of the Company on July 1, 1994.

FISCAL 1995 STOCK OPTION GRANTS

     The following table sets forth information concerning stock options granted in fiscal 1995 under the Company's 1994 Long Term Incentive Stock Plan to the executive officers named in the Summary Compensation Table. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 0%, 5%, and 10%. The actual future value of the options will depend on the market value of the Company's common shares.

                                               INDIVIDUAL GRANTS(1)                           POTENTIAL REALIZABLE VALUE AT
                          ---------------------------------------------------------------
                                               % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                             NUMBER OF          OPTIONS                                       PRICE APPRECIATION FOR OPTION
                              SHARES           GRANTED TO                                               TERM (2)
                            UNDERLYING        EMPLOYEES IN     EXERCISE       EXPIRATION      -----------------------------
         NAME             OPTIONS GRANTED         1995           PRICE           DATE         0%         5%          10%
----------------------    ---------------     ------------     ---------     ------------     ---     --------     --------
Daniel W. Duval.......         13,500              18%          $ 27.00         6/27/05       $ 0     $229,232     $580,919
Gerald L. Connelly....          7,000               9%            27.00         6/27/05         0      118,861      301,217
George M. Walker......          5,000               7%            27.00         6/27/05         0       84,900      215,155

---------------

(1) Under the Company's option plans, one-third of the shares subject to an option may be purchased one year after the date of grant, two-thirds after two years, and 100% after three years.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates, assuming annual compounding, prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the persons named in the Summary Compensation Table information concerning all exercises of options to purchase Company shares during fiscal 1995 and the value of all unexercised options at August 31, 1995.

                                                               NUMBER OF SHARES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                              OPTIONS AT 8/31/95               OPTIONS AT 8/31/95(2)
                      SHARES ACQUIRED       VALUE        -----------------------------     -----------------------------
         NAME           ON EXERCISE       REALIZED(1)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------     ----------     -----------     -------------     -----------     -------------
Daniel W. Duval.......       9,000         $125,205        103,750           33,750        $1,816,446        $ 189,141
Gerald L. Connelly....          --               --          4,500           20,500            34,219          105,719
George M. Walker......       4,500         $ 50,040         30,600           13,100           478,419           75,481

---------------

(1) Represents the excess of the market value of the acquired shares on the date of exercise over the aggregate option price paid.

(2) Represents the excess of the market value at August 31, 1995 of the shares subject to the options over the aggregate option exercise price.

PENSION PLAN

     The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees (the "Pension Plan"). Retirement benefits under the Pension Plan are calculated on the basis of the employee's average annual compensation for the five highest calendar years during the employee's last ten years of employment with reductions for credited years of service less than 35. The maximum annual retirement benefit that could be paid under the Pension Plan to any participant in the plan as a result of limitations imposed under sections of the Internal Revenue Code is presently $120,000.

     Compensation for the purpose of calculating retirement benefits includes salary, commissions and bonuses (exclusive of deferred incentive compensation) and the total amount of such compensation for executive officers for fiscal 1995 is set forth in the Summary Compensation Table under the heading "Annual Compensation." The credited years of service for executive officers named in the Summary Compensation Table who are participants in the Pension Plan is: Mr. Duval -- 8 and Mr. Walker -- 26.

     The Company also has a Supplemental Pension Plan (the "Supplemental Plan") which provides supplemental retirement benefits for Messrs. Duval, Walker and other key employees as they obtain eligibility under the criteria established by the Board for participation in the plan. The supplemental retirement benefit is provided under terms and conditions similar to those under the Pension Plan and is equal to the excess of (i) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law over (ii) the benefit payable to the employee under the Pension Plan.

     The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and Supplemental Plan at selected compensation levels after various years of service. Amounts shown are straight life annuity amounts and are not subject to any deduction for Social Security benefits to be received by the employee.

                                         ESTIMATED ANNUAL RETIREMENT BENEFITS
                                            FOR SPECIFIED YEARS OF SERVICE
      FINAL AVERAGE        -----------------------------------------------------------------
      COMPENSATION         15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
-------------------------  ---------     ---------     ---------     ---------     ---------
$200,000.................  $  40,902     $  54,536     $  68,170     $  81,804     $  95,438
 250,000.................     51,400        68,534        85,667       102,801       119,934
 300,000.................     61,901        82,535       103,169       123,803       142,258
 350,000.................     72,402        96,536       120,670       144,804       168,938
 450,000.................     93,401       124,535       155,669       186,803       217,936
 500,000.................    103,729       138,306       172,882       207,459       242,035
 550,000.................    113,467       151,289       189,111       226,933       264,755

OTHER

     There is an employment agreement between the Company and Mr. Duval, which provides for the payment of one year's salary in the event his employment as Chief

Executive Officer is terminated for reasons other than misconduct, except that if such termination occurs after a change of control of the Company (as defined in the agreement), his salary continues for a three year period.

     The Company entered into an employment agreement with Gerald L. Connelly, effective July 1, 1994, providing for a minimum annual salary of $200,000 through June 30, 1996. The agreement also provides that if a change of control of the Company occurs prior to July 1, 1996 and he is terminated within 24 months of a change of control for any reason other than cause or disability, the Company will continue his base salary for a period of 24 months following any such termination.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return to shareholders on the Company's common shares for its last five fiscal years with the cumulative total return of the Russell 2000 Company Group Index and the S&P Diversified Machinery Index for the same periods. The graph depicts the value on August 31, 1995 of a $100 investment made on August 31, 1990 in Company shares and each index, with all dividends reinvested.

                                                                    S&P Ma-
      Measurement Period           Robbins &                     chinery (Di-
    (Fiscal Year Covered)         Myers, Inc.    Russell 2000     versified)
9/90                                       100             100             100
9/91                                       169             131             119
9/92                                       163             141             110
9/93                                       200             187             172
9/94                                       203             198             191
9/95                                       301             239             219

         APPROVAL OF 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     At the meeting, shareholders will vote on approval of the 1995 Stock Option Plan for Non-employee Directors (the "1995 Plan"). The Plan was adopted by the Board of

Directors of the Company on October 4, 1995, subject to the approval of shareholders at the Annual Meeting. Approval of the 1995 Plan requires the affirmative vote of the holders of a majority of the shares present, either in person or by proxy, and entitled to vote, at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

     The Company has long believed that the compensation of its directors should be closely linked to the interests of the shareholders of the Company through ownership of the Company's shares. The Company has carried out this belief by paying non-employee directors under the two following arrangements which involve the use of common shares: (1) non-employee directors are granted options to purchase 2,000 shares when first elected a director and an option to purchase an additional 2,000 shares on the second anniversary date of their having become a director and (2) the annual stipend paid to directors for services as a director is normally paid one-half in cash and one-half in common shares.

     The Company proposes to terminate its existing non-employee director option plan, except for one option grant scheduled for March 1, 1997, and replace such plan with the 1995 Plan. Under the 1995 Plan, a director would be granted an option to purchase 2,000 common shares on the date he becomes a director and an option to purchase an additional 1,000 shares on each date a director is re-elected to the Board for a new term of office. Since directors are elected to two-year terms of office, a director who continues to be elected to the Board would be granted an option to purchase 1,000 shares every other year. A maximum of 30,000 shares would be available for the grant of options under the 1995 Plan, subject to adjustment for stock dividends, stock splits and similar matters.

     Under the 1995 Plan the option price per share is equal to the average of the high and low sale price of a common share on the NASDAQ National Market System on the date the option is granted. Options are exercisable immediately after grant and have a term of ten years, except that if a director ceases to be a director, his option terminates nine months after leaving the Board or one year in the event he died while a director. Shareholder approval is required for any amendment to the 1995 Plan that increases the number of shares for which options could be granted or materially increases the benefits to participants in the plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors during the fiscal year ended August 31, 1995. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

     Subject to ratification by the shareholders, the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending August 31, 1996. THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY SUCH SELECTION. In the event shareholders do not approve the selection of Ernst & Young LLP, the Board will seek to determine from shareholders the principal reasons Ernst & Young LLP was not approved, evaluate such reasons, and consider whether, in view of the circumstances, a different firm of independent auditors should be selected for fiscal 1996.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. However, if other matters should properly come before the meeting, or any adjournment thereof, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain officers, directors, and regular employees of the Company, without extra compensation, by telephone, telegraph, or personal interview. Brokerage houses, banks and other persons will be requested to forward solicitation material to the beneficial owners of shares held of record by such persons.

                             SHAREHOLDER PROPOSALS

     A proposal by a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Company, at 1400 Kettering Tower, Dayton, Ohio 45423, Attention: Secretary, on or before July 17, 1996 in order to be eligible for such inclusion. The 1996 Annual Meeting of Shareholders is presently scheduled to be held on December 11, 1996.

                                       By Order of the Board of
                                       Directors,

                                               JOSEPH M. RIGOT
                                                  Secretary

Dayton, Ohio
November 14, 1995

                                                                      APPENDIX A
                                                                      ----------
                             ROBBINS & MYERS, INC.

                           1995 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                             ----------------------

ARTICLE I.  PURPOSE
---------   -------

          The purpose of the Robbins & Myers, Inc. 1995 Stock Option
Plan for Non-employee Directors (the "Plan") is to encourage stock ownership in the Company by such directors and to provide incentive for such directors to continue their contribution towards the Company's strategic growth goals.


ARTICLE II.   SHARES SUBJECT TO THE PLAN
----------    --------------------------

          The maximum number of Common Shares of the Company ("Shares") that may be issued under the Plan is 30,000 subject to adjustment in accordance with Article VII. Such Shares may be authorized and unissued or treasury Shares. Any Shares subject to an option which for any reason has terminated or expired or has been cancelled prior to being fully exercised may again be subject to option under the Plan.


ARTICLE III.  ADMINISTRATION
-----------   --------------

          The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan, the Board shall have the power to construe the provisions of the Plan, to determine issues arising thereunder, and to adopt and amend such rules and regulations governing the administration of the Plan as it may deem desirable. Grants of options under the Plan shall be automatic as provided at Article IV.


ARTICLE IV.  AUTOMATIC GRANT OF OPTIONS
----------   --------------------------

          Each director of the Company who is not employed by the Company or a subsidiary of the Company ("non-employee director") shall automatically be granted an option to purchase 2,000 Shares under the Plan on the date he is first appointed or elected a director. Each non- employee director shall automatically be granted an option to purchase an additional 1,000 Shares on the date such director is elected by shareholders to serve another term of office as a director of the Company, provided such director is a non-employee director of the Company on the date he is re-elected as a director.

ARTICLE V.  OPTIONS AND OPTION TERMS
---------   ------------------------

     A. OPTION AGREEMENT. The terms of each option granted under the Plan shall be set forth in a written Stock Option Agreement approved by the Board.

     B. TERMS OF ALL OPTIONS. The following terms and provisions shall apply to all options granted under the Plan:

             (1) The option price per Share shall be the Fair Market Value of a Share on the date of grant. For purposes of the Plan, "Fair Market Value" per Share shall mean the average of the high and low sales prices of a Share on the date when the value of a Share is to be determined, as reported in the NASDAQ National Market System; if no sale is reported for such date, then on the next preceding date on which a sale is reported; or, if the Shares are no longer included in the NASDAQ National Market System, the determination of such value shall be made by the Board in accordance with applicable provisions of the Internal Revenue Code and related regulations promulgated under the Code.

             (2) No option shall be exercisable more than 10 years after the date of grant.

             (3) Options shall be exercisable immediately after their grant, in whole or in part. Any option may be exercised by giving written notice to the Company accompanied by payment in full for the number of Shares exercised.

             (4) No option may be exercised under the Plan unless the director has continuously been a member of the Board from the date of grant of the option to the date of exercise, except that an option may, subject to the 10 year limitation of Article V(B) (2), be exercised
                      (i) within eight months after the date the director ceases to be a director of the Company or (ii) in the event the director dies while he is a director of the Company or within eight months after he ceases to be a director of the Company, then within one year of the date of the director's death.

ARTICLE VI.  TRANSFERABILITY RESTRICTION
----------   ---------------------------

          Options may not be sold, pledged, assigned, hypothecated or transferred other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended.

ARTICLE VII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
-----------   ------------------------------------------

          If there is a change in the number or kind of outstanding
Shares by reason of a stock dividend, extra-ordinary cash dividend, stock split, merger, recapitalization, consolidation, combination or other similar event, appropriate adjustments shall be made to the number of Shares subject to the Plan, the number of options outstanding, the option price and other relevant provisions to the extent the Board, in its sole discretion, determines that such a change makes such adjustments necessary or equitable.


ARTICLE VIII.  COMPLIANCE WITH LAWS
------------   --------------------

          No option shall be granted and no Shares will be issued in connection with any option unless the option and the issuance and delivery of Shares upon exercise of the option shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or price reporting system upon which the Shares may then be listed.


ARTICLE IX.  LIMITATION OF RIGHTS
----------   --------------------

          Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director as a director for any period of time.


ARTICLE X.  BENEFITS OF THE PLAN
---------   --------------------

          This Plan shall inure to the benefit of, and be binding upon, each successor of the Company. All rights and obligations imposed upon a director and all rights granted to the Company under this Plan shall be binding upon the participant's heirs, legal representatives and successors.

ARTICLE XI.  AMENDMENT AND TERMINATION OF THE PLAN
----------   -------------------------------------

     A. AMENDMENT. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without shareholder approval so as to:

             (1) increase the maximum number of Shares that may be issued under the Plan except in accordance with
                      Article VII;

             (2) materially increase the benefits accruing to directors of the Company under the Plan; or

             (3) materially modify the requirements as to eligibility of directors for participation in the Plan.

     B. CERTAIN AMENDMENTS. Notwithstanding the provisions of Article X(A), the Board may not amend the provisions of the Plan relating to the number of Shares to be granted a director, the determination of option prices or the timing of grants of options under the Plan more than once in a six-month period except for changes made to conform to changes in the Internal Revenue Code or the Employee Retirement Income Security Act.

     C.      TERMINATION.  The Board may at any time terminate the Plan.

     D. EFFECT OF AMENDMENT OR TERMINATION. Any amendment or the termination of the Plan shall not adversely affect any option previously granted and such Option shall remain in full force and effect as if the Plan had not been amended or terminated.


ARTICLE XII.  EFFECTIVE DATE
-----------   --------------

          The Plan shall become effective on the date the Plan is adopted by the Board (1). No option shall be exercised prior to the approval of the Plan by the affirmative vote of the holders of a majority of the Shares present, either in person or by proxy, and entitled to vote at an Annual
Meeting of Shareholders of the Company. Unless the Plan shall be so approved by the shareholders of the Company at the next Annual Meeting of Shareholders after its adoption by the Board, the Plan shall terminate and all options granted under the Plan shall be cancelled. The Plan shall not have an expiration date, but shall be subject to termination as provided at Article XI(C).


JMR3286.lmb





__________________________________

    (1) The Plan was adopted by the Board of Directors of the Company on October 4, 1995.

                                ROBBINS & MYERS, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 13, 1995 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

P The undersigned holder(s) of Common Shares of ROBBINS & MYERS, INC., an Ohio corporation (the "Company"), hereby appoints Daniel
R W. Duval, Robert J. Kegerreis, and Maynard H. Murch IV, and each of them, attorneys of the undersigned, with power of substitution, to
O vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be
X held on Wednesday, December 13, 1995, and at any adjournment thereof, as follows:
Y

         Election of Directors, Nominees:                               (change of address)
         Robert J. Kegerreis, Maynard H. Murch IV, John N. Taylor,      __________________________________________
           Jr. and William D. Manning, Jr.                              __________________________________________
                                                                        __________________________________________
                                                                        __________________________________________
                                                                        (If you have written in the above space,
                                                                        please mark the corresponding box on the
                                                                        reverse side of this card.)

    A VOTE FOR PROPOSALS 1, 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD

   X        PLEASE MARK YOUR                                         SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.


                  FOR  WITHHELD                             FOR   AGAINST  ABSTAIN                            FOR  AGAINST  ABSTAIN
1. Election of    / /   /  /        2. Approval of 1995     / /    / /      / /       3. Approval of the      / /   / /      / /
   Directors                           Stock Option                                      appointment of Ernst
   including authority                 Plan for Non-                                     & Young LLP as
   to cumulate votes                   employee                                          independent auditors
   selectively among                   Directors                                         for the Company.
   such nominees (see reverse)         described in the
For, except vote withheld from the     accompanying                                    4. In their discretion, upon such other
following nominee(s):                  proxy statement.                                   business as may properly come before the
                                                                                          meeting or any adjournment thereof.
----------------------------------

                                                              Change                    Receipt is acknowledged of Notice of the
                                                                of    / /               above meeting, the Proxy Statement
                                                              Address                   relating thereto and the Annual Report
                                                                                        to Shareholders for the fiscal year ended
                                                                                        August 31, 1995.

      SIGNATURE(S) ___________________________________________________  DATE __________
      SIGNATURE(S) ___________________________________________________  DATE __________
      NOTE: Shareholders should date this proxy and sign here exactly as name appears above. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity in which they sign.

-----------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD


